Exhibit 21
Subsidiaries of KEMPER CORPORATION

 Subsidiaries of Kemper Corporation, with their states of incorporation in parentheses, are as follows:

1. Alliance United Insurance Company (California)
2. Alliance United Insurance Services, LLC (California)
3. Alpha Property & Casualty Insurance Company (Wisconsin)
4. Casualty Underwriters, Inc. (Georgia)
5. Capitol County Mutual Fire Insurance Company (Texas)*
6. Charter Indemnity Company (Texas)
7. Direct Response Corporation (Delaware)
8. Family Security Funerals Company (Texas)
9. Financial Indemnity Company (Illinois)
10. Infinity Assurance Insurance Company (Ohio)
11. Infinity Auto Insurance Company (Ohio)
12. Infinity Casualty Insurance Company (Ohio)
13. Infinity County Mutual Insurance Company (Texas)
14. Infinity Financial Centers, LLC (Delaware)
15. Infinity Indemnity Insurance Company (Indiana)
16. Infinity Insurance Agency, Inc. (Alabama)
17. Infinity Insurance Company (Indiana)
18. Infinity Preferred Insurance Company (Ohio)
19. Infinity Property and Casualty Corporation (Ohio)
20. Infinity Property and Casualty Services, Inc. (Georgia)
21. Infinity Safeguard Insurance Company (Ohio)
22. Infinity Security Insurance Company (Indiana)
23. Infinity Select Insurance Company (Indiana)
24. Infinity Standard Insurance Company (Indiana)
25. KAHG LLC (Illinois)
26. Kemper Corporate Services, Inc. (Illinois)
27. Kemper Financial Indemnity Company (Illinois)
28. Kemper General Agency, Inc. (Texas)
29. Kemper Independence Insurance Company (Illinois)
30. Kemper Personal Insurance General Agency, Inc. (Texas)
31. Leader Group, Inc. (Ohio)
32. Leader Managing General Agency, Inc. (Texas)
33. Merastar Industries LLC (Delaware)
34. Merastar Insurance Company (Illinois)
35. Mutual Savings Fire Insurance Company (Alabama)
36. Mutual Savings Life Insurance Company (Alabama)
37. National Association of Self-Employed Business Owners (Oklahoma)
38. NCM Management Corporation (Delaware)
39. Old Reliable Casualty Company (Missouri)*
41. The Reliable Life Insurance Company (Missouri)
42. Reserve National Insurance Company (Illinois)
43. Response Insurance Company (Illinois)
44. Response Worldwide Direct Auto Insurance Company (Illinois)
45. Response Worldwide Insurance Company (Illinois)
46. Rural American Consumers A National Association (Oklahoma)
47. Security One Agency LLC (Illinois)
48. Summerset Marketing Company (Oklahoma)
49. Trinity Universal Insurance Company (Texas)
50. Union National Fire Insurance Company (Louisiana)
51. Union National Life Insurance Company (Louisiana)
52. United Casualty Insurance Company of America (Illinois)
53. United Insurance Company of America (Illinois)
54. Unitrin Advantage Insurance Company (New York)
55. Unitrin Auto and Home Insurance Company (New York)
56. Unitrin County Mutual Insurance Company (Texas)*
57. Unitrin Direct Insurance Company (Illinois)
58. Unitrin Direct Property & Casualty Company (Illinois)
59. Unitrin Preferred Insurance Company (New York)
60. Unitrin Safeguard Insurance Company (Wisconsin)
61. Valley Property & Casualty Insurance Company (Oregon)
62. Warner Insurance Company (Illinois)

* May be deemed to be an affiliate pursuant to Rule 1-02 of SEC Regulation S-X.